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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               MAYTAG CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                                      42-0401785
   (STATE OF INCORPORATION)                 (IRS EMPLOYER IDENTIFICATION NUMBER)
403 WEST FOURTH STREET NORTH                              50208
        NEWTON, IOWA                                     (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE
          OFFICES)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
---------------------------                   ----------------------------------

Preferred Stock Purchase Rights                     New York Stock Exchange

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

The undersigned registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 001-00655), filed with Securities and Exchange Commission (the "Commission") on February 13, 1998 (the "Form 8-A"), as amended on November 18, 2004, as set forth below. All capitalized terms not defined herein will have the meanings ascribed to such terms in the Rights Agreement, as amended on November 15, 2004, between Maytag Corporation (the "Company") and Computershare Investor Services LLC (the "Rights Agent"), successor to Harris Trust and Savings Bank, dated as of February 12, 1998, as amended on May 19, 2005.
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed by the Company with the Commission on February 13, 1998, as amended on November 18, 2004, relating to the Rights Agreement between Maytag Corporation (the "Company") and Computershare Investor Services LLC (the "Rights Agent"), successor to Harris Trust and Savings Bank, dated as of February 12, 1998, as amended as of November 15, 2004 (the "Rights Agreement"). Such Forms 8-A and 8-A/A are hereby incorporated by reference herein.

On May 19, 2005, the Board of Directors of the Company voted to adopt an Amendment to the Rights Agreement, which renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of May 19, 2005, among the Company, TRITON ACQUISITION HOLDING CO., a Delaware corporation, and TRITON ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of TRITON ACQUISITION HOLDING CO. A copy of the Amendment is attached hereto as Exhibit 4.02 and is incorporated herein by reference. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment.

ITEM 2.           EXHIBITS.

4.01. Amendment to Rights Agreement, dated as of November 15, 2004, between the Company and the Rights Agent (incorporated by reference to the Form 8-A12B/A filed on November 18, 2004).

4.02 Amendment to Rights Agreement, dated as of May 19, 2005, between the Company and Computershare Investor Services LLC, as Rights Agent.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 MAYTAG CORPORATION
Date May 20, 2005                                By: /s/ George C. Moore
                                                     ---------------------------
                                                 Name:  George C. Moore
                                                 Title:  Chief Financial Officer


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                                  EXHIBIT INDEX

4.01. Amendment to Rights Agreement, dated as of November 15, 2004, between Maytag Corporation and Harris Trust And Savings Bank, as Rights Agent (incorporated by reference to the Form 8-A12B/A filed on November 18, 2004).

4.02 Amendment to Rights Agreement, dated as of May 19, 2005, between the Company and Computershare Investor Services LLC, as Rights Agent.